EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference and use of our report, dated November 3, 1997, on the consolidated financial statements of MFB Corp., which appears on page 15 of MFB Corp.'s 1997 Annual Report which is incorporated by reference in MFB Corp.'s Form 10-K for the fiscal year ended September 30, 1997, in MFB Corp.'s Registration Statement on Form S-8 pertaining to the MFB Corp. 1997 Stock Option Plan.


                                      /s/ Crowe, Chizek and Company LLP
                                      Crowe, Chizek and Company LLP

South Bend, Indiana
March 12, 1998